UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2014

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania	15203-2329
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 432-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2014, American Eagle Outfitters, Inc. (the “Company”) and Kitty Yung, the Company’s Executive Vice President – Asia/Pacific entered into a separation agreement (the “Separation Agreement”).

Under the Separation Agreement, Ms. Yung’s employment with the Company will terminate on December 31, 2014 (the “Termination Date”). Ms. Yung is entitled to receive her salary and benefits through the Termination Date and a onetime payment of $575,000 within 30 days of the Termination Date. The Separation Agreement contains customary covenants, including a general release of claims by Ms. Yung.

The Separation Agreement is attached as Exhibit 10.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Separation Agreement, effective December 31, 2014, between American Eagle Outfitters, Inc. and Kitty Yung.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.

Date: December 5, 2014	By:	/s/ Charles P. Sandel
Charles P. Sandel
Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement, effective December 31, 2014, between American Eagle Outfitters, Inc. and Kitty Yung.